Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-4 Registration Statement No. 333-123014;
Form S-4 Registration Statement No. 333-120300;
Form S-8 Registration Statement No. 333-117966;
Form S-8 Registration Statement No. 333-122671;
Form S-8 Registration Statement No. 333-75615;
Form S-8 Registration Statement No. 333-107064;
Form S-3 Registration Statement No. 333-75675;
Form S-4 Registration Statement No. 333-45821;
Form S-3 Registration Statement No. 333-74280;
Form S-4 Registration Statement No. 333-83106 ;
Form S-8 Registration Statement No. 333-138523;
Form S-3 Registration Statement No. 333-141313;
Form S-3 Registration Statement No. 333-145619;
Form S-8 Registration Statement No. 333-57968;
Form S-8 Registration Statement No. 333-57976;
Form S-8 Registration Statement No. 333-50917; and Form S-8 Registration Statement No. 333-159836

of our reports dated February 26, 2010, with respect to the consolidated financial statements of Coventry Health Care, Inc. and the effectiveness of Coventry Health Care, Inc.’s internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 26, 2010